Exhibit 99.1

P.O. Box 110 ● Route 5 ● South Deerfield  ● MA  ● 01373-0110

FOR IMMEDIATE RELEASE

Contact: Lisa McCarthy
(413) 665-8306, Ext. 4670

The Yankee Candle Company, Inc. Reports
Fiscal 2013 First Quarter Results

South Deerfield, MA – May 9, 2013 – Yankee Holding Corp. and The Yankee Candle Company, Inc. (collectively, “Yankee Candle” or the “Company”) today announced financial results for the first quarter ended March 30, 2013.  Yankee Holding Corp., a direct subsidiary of YCC Holdings LLC, is a holding company that was formed in connection with the Company's Merger with an affiliate of Madison Dearborn Partners, LLC (“MDP”) on February 6, 2007 (the “Merger”), and is the parent company of The Yankee Candle Company, Inc.

Net sales for the first quarter of 2013 were $163.4 million as compared to net sales of $155.1 million during the first quarter of 2012, an increase of $8.3 million or 5.4%.  Retail sales were $89.2 million for the first quarter of 2013 as compared to $81.0 million during the first quarter of 2012.  Sales from the Company’s Wholesale segment were $43.6 million during the first quarter of 2013, as compared to $50.2 million during the first quarter of 2012.  Sales in the Company’s International segment were $30.6 million during the first quarter of 2013, compared to $23.9 million during the first quarter of 2012.

The Company recorded a net loss of $1.7 million during the first quarter of 2013 compared to a net loss of $3.5 million during the first quarter of 2012.

The Company presents Adjusted EBITDA (as defined below) to provide investors with additional information to evaluate the Company’s operating performance and its ability to service its debt.  Adjusted EBITDA for the first quarter of 2013 increased to $20.8 million as compared to Adjusted EBITDA for the prior year first quarter of $20.0 million.   Reconciliations of the first quarter results to Adjusted EBITDA, which is a non-GAAP financial measure, are included at the end of this press release.

“We were pleased with our first quarter results, as another strong performance in our Retail business together with continued momentum in our strategic growth channels such as International and Consumer Direct helped deliver solid sales increases over the prior year quarter,” said Harlan Kent, Chief Executive Officer of Yankee Candle.  “Our Retail business posted its seventh consecutive quarter of positive all-in comparable sales, delivering 10.3% comp sales growth versus the prior year quarter.  Our International business also delivered strong results, with sales increasing 27.8% over the prior year quarter.  The growth turned in by these two divisions more than offset challenges in our Wholesale business, where tight open to buy conditions and inventory management programs by our wholesale customers during the Spring season impacted us in the relatively small first quarter.”

2013 First Quarter Segment Highlights:

•
Retail sales were $89.2 million in the first quarter of 2013 compared to $81.0 million in the prior year first quarter, an increase of $8.2 million or 10.2%.  The increase in sales was driven primarily by increased sales in our Consumer Direct business, increases in comparable store sales and sales from Yankee Candle retail stores opened after the first quarter of 2012.

•
Total Retail comparable sales, including the Consumer Direct business, increased by 10.3% compared to the prior year first quarter.  Comparable store sales in the 537 Yankee Candle retail stores, including the South Deerfield and Williamsburg flagship stores that have been open for more than one year increased by 4.6%.  The increase in comparable store sales was driven by an increase in transactions of 4.0%, and an increase in average ticket price of 0.6%.  Comparable sales in the Consumer Direct business increased by 44.4% over the prior year first quarter.

•
Wholesale sales were $43.6 million in the first quarter of 2013 compared to $50.2 million in the same quarter of the prior year, a decrease of $6.6 million or 13.1%.  The decrease was primarily a result of decreased sales to our specialty and department store channel and in our gift channel.

•
International sales were $30.6 million in the first quarter of 2013 as compared to $23.9 million in the prior year quarter, an increase of $6.7 million or 27.8%.  The increase was driven primarily by sales growth in our United Kingdom wholesale and retail concession businesses.

“We believe that our solid first quarter performance, following a strong 2012, is continued evidence that we are gaining traction from the strategic investments we have been making in our growth businesses, as well as in consumer insights, digital marketing, systems and talent to drive our core businesses,” said Kent.  “We plan to continue prudently investing in these and other targeted areas in 2013, while also seeking to optimize our working capital and strong free cash flow.”

For the thirteen weeks ended March 30, 2013, YCC Holdings LLC reported a net loss of $7.3 million, compared to the above-referenced net loss recorded by the Company of $1.7 million.  The difference in the net income between the Company and YCC Holdings LLC is primarily a result of additional interest expense (net of tax benefits) recorded during the first quarter of 2013 at YCC Holdings LLC of $5.6 million related to the $315.0 million 10.25%/11.0% Senior Notes due 2016 (the “Senior PIK Notes”).

Neither Yankee Holding Corp. nor The Yankee Candle Company, Inc. have any obligations with respect to the Senior PIK Notes.  During fiscal 2013, Yankee Holding Corp paid dividends of $16.2 million to YCC Holdings LLC.  Such dividends were used primarily to pay for interest incurred during 2012 and 2013 related to the Senior PIK notes.

Earnings Conference Call:

The Company will host a conference call to be broadcast via the Internet at 11:00 a.m. (EST) this morning to more fully discuss its first quarter results.  The dial-in number is (800) 860-2442, for International Calls the dial-in number is (412) 858-4600.  When greeted by the operator, request the conference by stating the Company and the host’s last name (Yankee Candle/Kent) or reference the conference title (Q1 2013 Yankee Candle Earnings Conference Call).  This call is being webcast by MultiVu and can be accessed at The Yankee Candle Company's web site at www.yankeecandle.com.   Click on the “About Us” link, select the “Investor Information” link, and then select the “Events Calendar” link.  Enter your registration information ten minutes prior to the start of the conference.

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry.  Yankee Candle has a 43-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts.  The Company sells its products through a North American wholesale customer network of approximately 35,000 store locations, a growing base of Company owned and operated retail stores (557 Yankee Candle Stores located in 46 states and 1 province in Canada as of March 30, 2013), direct mail catalogs, and its Internet website (www.yankeecandle.com). Outside of North America, the Company sells its products primarily through its subsidiary, Yankee Candle Company (Europe), Ltd., which has an international wholesale customer network of approximately 6,100 store locations and distributors covering a combined 56 countries.

Forward Looking Statements

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s future financial and operating results, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events.  Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the current economic conditions and uncertain future outlook, including continued softness in consumer confidence and spending; the risk that our substantial level of indebtedness could adversely affect our financial condition and operations; that we may not be able to generate sufficient cash flows to service all of our indebtedness; that any failure to protect our reputation could have a material adverse effect on our brand image; the risk of loss of one of our manufacturing or distribution facilities; that we may be unable to maintain our historical growth rates; that our profitability may be affected by increases in the cost of raw materials or that further increases in wax prices above the rate of inflation may negatively impact our cost of goods sold and margins; that any shortages in refined oil supplies could impact our wax supply; the effects of competition in the giftware industry; that there may be a failure of our information technology systems; that a material decline in consumers’ discretionary income could cause our sales and income to decline; that current environmental laws and regulations, or those enacted in the future, could result in additional liabilities and costs; that we may be unable to continue to open new stores successfully or renew leases for existing locations; the risk of a loss or significant deterioration in the financial condition of a significant wholesale customer, or a bankruptcy filing and subsequent bankruptcy proceedings by such a customer; the failure or delay of a third party to supply goods to our customers could adversely impact our business; sustained interruptions in the supply of products from overseas; that restrictive covenants in the indenture governing the Senior PIK Notes, the indentures governing Yankee Candle’s Senior Subordinated Notes and Yankee Candle’s Term Loan Facility and ABL Facility could restrict our operating flexibility; risks associated with the ability of YCC Holdings and Holding Corp. to repay their debt, which is dependent on cash flow generated by Yankee Candle and its subsidiaries; that restrictions in our subsidiaries' debt instruments and under applicable law limit their ability to provide funds to us; that the interests of our controlling stockholders may differ from the interests of the noteholders; that because we are not a diversified company and are primarily dependent upon one industry, we have less flexibility in reacting to unfavorable consumer trends, adverse economic conditions or business cycles; the risk that we lose our senior executive officers, or are unable to attract and retain the talent required for our business; that our international operations subject us to a number of risks, including unfavorable regulatory, labor, tax and political conditions in foreign countries; that we may be required to recognize additional impairment charges against goodwill or intangible assets in the future; seasonal, quarterly and other fluctuations in our business, and general industry and market conditions; the risk of product liability claims; and other factors described or contained in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

Yankee Holding Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Thirteen Weeks Ended			Thirteen Weeks Ended
	March 30, 2013			March 31, 2012
Net sales:
Retail	$89,212	54.61%		$80,968	52.21%
Wholesale	43,578	26.67%		50,172	32.35%
International	30,586	18.72%		23,927	15.43%
Total net sales	163,376	100.00%		155,067	100.00%

Cost of sales	72,941	44.65%		71,277	45.97%
Gross profit	90,435	55.35%		83,790	54.03%

Selling expenses: (A)
Retail	46,471	52.09	%(B)	45,178	55.80	%(B)
Wholesale	2,935	6.74	%(C)	4,169	8.31	%(C)
International	8,071	26.39	%(D)	6,135	25.64	%(D)

Total selling expenses	57,477	35.18%		55,482	35.78%

General & administrative expenses	19,459	11.91%		16,902	10.90%
Restructuring charge	764	0.47%		655	0.42%

Income from operations	12,735	7.79%		10,751	6.93%
Interest expense	16,473	10.08%		17,234	11.11%
Other income	(1,781)	-1.09%		(1,092)	-0.70%

Loss before benefit from income taxes	(1,957)	-1.20%		(5,391)	-3.48%
Benefit from income taxes	(248)	-0.15%		(1,921)	-1.24%
Loss from continuing operations	(1,709)	-1.05%		(3,470)	-2.25%

Loss from discontinued operations, net of income taxes	(24)	-0.01%		(43)	-0.03%
Net Loss	$(1,733)	-1.06%		$(3,513)	-2.27%

(A) Includes purchase accounting costs that are reflected in the unallocated/corporate/other column within the segment disclosure of the Company's 10-Q.
(B) Retail selling expenses as a percentage of retail sales.
(C) Wholesale selling expenses as a percentage of wholesale sales.
(D) International selling expenses as a percentage of international sales.

Yankee Holding Corp. And Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	March 30,	December 29,
	2013	2012

Current Assets:
Cash	$5,879	$39,979
Accounts receivable, net	57,429	63,572
Inventory	88,313	77,969
Prepaid expenses and other current assets	18,240	4,882
Deferred tax assets	7,706	6,814
Total Current Assets	177,567	193,216
Property and Equipment, net	126,375	121,553
Deferred Financing Costs	12,058	12,799
Other Assets	914,441	913,929
Total Assets	$1,230,441	$1,241,497

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Accounts payable	$18,495	$25,309
Accrued payroll	8,468	13,680
Accrued income taxes	-	7,110
Other accrued liabilities	42,238	55,395
Total Current Liabilities	69,201	101,494
Long-Term Debt	882,497	846,174
Deferred Rent	13,089	12,886
Deferred Tax Liabilities	118,890	117,135
Other Long-Term Liabilities	10,172	9,678
Stockholder's Equity	136,592	154,130
Total Liabilities And Stockholder's Equity	$1,230,441	$1,241,497

Yankee Holding Corp.
March 30, 2013  Earnings Release
Supplemental Data

	Quarter		Year to Date		Total
YCC Retail Stores	(11	)(5)	(11	) (5)	557
Wholesale Customer Locations - North America	7,279	(5)	7,279	(5)	35,063
Wholesale Customer Locations - Europe	213	(5)	213	(5)	6,121
Square Footage - Gross	(17,967	)(5)	(17,967	)(5)	1,052,184
Square Footage - Selling	(13,502	)(5)	(13,502	)(5)	805,635
Total Comp Stores & Consumer Direct Sales Change %	10.3%		10.3%
YCC Retail Comp Store Count	537		537		537
Sales per Square Foot (1)			$538
Store Count			540
Average store square footage, gross (2)			1,626
Average store square footage, selling (2)			1,231
Gross Profit (3) (6)
Retail $	$55,777		$55,777
Retail %	62.5%		62.5%
Wholesale $	$21,414		$21,414
Wholesale %	49.1%		49.1%
International $	$13,244		$13,244
International %	43.3%		43.3%
Segment Profit (3) (6)
Retail $	$9,306		$9,306
Retail %	10.4%		10.4%
Wholesale $	$18,479		$18,479
Wholesale %	42.4%		42.4%
International $	$5,173		$5,173
International %	16.9%		16.9%
Depreciation & Amortization (3)	$7,627		$7,627
Inventory per Store (2)			$32,763
Inventory Turns (4)			3.2
Capital Expenditures (3)	$11,935		$11,935

(1) Trailing 12 months, stores open for full 12 months, excluding S. Deerfield/Williamsburg Flagships.

(2) Excludes S. Deerfield/Williamsburg Flagships.

(3) Dollars in thousands.

(4) Based on a 13 month average inventory divided by 12 month rolling COGS.

(5) Net of closures.

(6) Includes purchase accounting costs that are reflected in the unallocated/corporate/other column within the segment disclosure of the Company's 10-Q.

Reconciliation of Adjusted EBITDA

In addition to the results reported in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company has provided information regarding “Adjusted EBITDA,” as defined, which is a non-GAAP financial measure.  Adjusted EBITDA is defined as earnings/loss from continuing operations before interest, taxes, depreciation and amortization adjusted to remove the effects of equity-based compensation, MDP advisory fees, purchase accounting, restructuring, loss on debt extinguishment and realized (gains) losses on foreign currency transactions.    Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity.  We believe the presentation of Adjusted EBITDA provides useful information to investors regarding our results of operations because such presentation assists in analyzing and benchmarking the performance value of our business.  We believe Adjusted EBITDA is useful to investors because it helps enable investors to evaluate our business in the same manner as our management evaluates our business, and because this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  In addition, because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel and to measure our performance relative to that of our competitors.  While Adjusted EBITDA is frequently used as a measure of operating performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.  In evaluating our operating performance these measures should be used in conjunction with GAAP measures.

Adjusted EBITDA is calculated as follows:

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 30, 2013	March 31, 2012

Net loss	$(1,733)	$(3,513)
Loss from discontinued operations, net of income taxes	24	43
Benefit from income taxes	(248)	(1,921)
Interest expense, net - excluding amortization of deferred financing fees	13,651	14,637
Amortization of deferred financing fees	1,065	1,039
Depreciation	6,493	6,338
Amortization	69	1,224

EBITDA from continuing operations	19,321	17,847
Equity-based compensation	159	203
MDP advisory fees	375	375
Purchase accounting (a)	140	531
Restructuring (b)	764	655
Loss on extinguishment of debt (c)	79	-
Realized losses (gains) on foreign currency (d)	(45)	438

Adjusted EBITDA	$20,793	$20,049

(a) Represents purchase accounting adjustments as a result of the Merger in 2007.

(b) For 2013, includes costs for employee related severance costs and costs to close a satellite office in Germany associated with restructuring of the International operations during the first quarter of 2013.  For 2012, includes costs for employee severance associated with restructuring the wholesale and retail operations and changes in the internal reporting structure during the first quarter of 2012.

(c) Represents loss on extinguishment of debt attributable to the redemption of the remaining $10.0 million outstanding of Yankee Candle’s Senior Notes that occurred during the first quarter of 2013.

(d) Represents transaction (gains) losses on settlements of our intercompany receivable with our foreign subsidiary and transaction (gains) losses from foreign vendors and customers.